SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 19, 2011

KEYUAN PETROCHEMICALS, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-124837	45-0538522
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province
P.R. China 315803
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 574-8623-2955
 (ISSUER TELEPHONE NUMBER)

Silver Pearl Enterprises, Inc.
1541 E. Interstate 30
Rockwall, Texas 75087
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

–––––––––––––––– Copies to: Hunter, Taubman, Weiss 17 State Street, Floor 20 New York, NY 10004 Tel: 212-732-7184
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 7, 2011, we received notice from Nasdaq stating that we are not in compliance with Listing Rule 5250(c)(1) for continued listing due to the fact that we have not yet filed our Form 10-K for the year ended December 31, 2010 by the due date of March 31, 2011 (extended to April 15, 2011 by Exchange Act Rule 12b-25).

As a result, to maintain our Nasdaq listing, we submitted a plan of compliance to the Exchange for an evaluation.  If the plan is accepted, we may be able to continue our listing during the plan period up to October 12, 2011, during which time we will be subject to periodic review to determine if we are making progress consistent with the plan. If our plan is not accepted, or if our plan is accepted but we fail to make progress consistent with our plan, or we are not in compliance by October 12, 2011, we will be subject to delisting proceedings. Under Nasdaq rules, we have the right to appeal any determination by Nasdaq to initiate delisting proceedings.

 On May 19, 2011, we received an additional notice from Nasdaq stating that we do not comply with Listing Rule 5250 (c) (1) for continued listing due to the fact that we have not yet filed our Form 10-Q for the three months ended March 31, 2011 on time. Nasdaq further stated in the notice that it will take this delinquency along with our previous failure to timely file the Form 10-K for fiscal year 2010  into the consideration when determining whether to delist the Company.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

 99.1    Press Release issued by the Company on May 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keyuan Petrochemicals, Inc.

Date: May 24, 2011	By:	/s/ Chunfeng Tao
Name: Chunfeng Tao
Title: Chief Executive Officer